DONEGAL GROUP INC. ANNOUNCES FIRST QUARTER RESULTS



Ralph G. Spontak
Senior Vice President and Chief Financial Officer
Phone  (717) 426-1931
Fax    (717) 426-7009


                              For Immediate Release


         MARIETTA,  Pennsylvania,  April 16, 2003 - Donegal Group Inc.  (Nasdaq:
DGICA and DGICB ) today reported its operating results for the quarter ended March 31, 2003.

         The Company continued its strong underwriting results during the first quarter of 2003 with the Company posting net income of $3,844,432, or $.41 per share on a diluted basis, compared to $2,180,716, or $.24 per share on a diluted basis, in the first quarter of 2002.

         The Company's combined ratio for the first quarter of 2003 was a strong 97.2%, compared to 101.8% for the first quarter of 2002. The Company's loss ratio for the first quarter 2003 improved to 66.5% compared to 68.9% for the first quarter of 2002, despite the impact of a more severe winter in the Northeast during the first quarter of 2003. The Company's expense ratio improved to 30.2% for the first quarter of 2003 compared to 31.9% for the first quarter of 2002. The Company's workers' compensation policy dividend ratio decreased from 1.0% in the first quarter of 2002 to 0.5% in the first quarter of 2003 due to the implementation of more stringent qualification requirements.

         "Despite the effects of more severe weather in the Northeast this winter, the Company was able to continue its string of very strong underwriting quarters" stated Donald H. Nikolaus, President and Chief Executive Officer of Donegal Group Inc. "The rate increases taken over the past two years, coupled with our rededication to underwriting principles and our ongoing expense control initiative have made it possible to absorb moderate weather-related events while still generating an annualized return on equity of over 11% in the first quarter" stated Nikolaus.

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         Operating income, which excludes after tax realized investment gains
(losses) of ($84,812) in 2003 and $83,673 in 2002, for the first quarter of 2003 was $3,929,244, or $.42 per share on a diluted basis, compared to $2,097,043, or $.23 per share on a diluted basis, for the first quarter of 2002. These strong results helped the Company increase its book value per common share to $14.91 as of March 31, 2003.

         Revenues for the first quarter of 2003 were $52,185,419, an increase of 4.3% over a year earlier, with premiums earned for the first quarter of $47,928,881, a 5.4% increase over the first quarter of 2002. The lower interest rate environment impacted investment income which was down 9.8% to $3,364,518 compared to $3,730,304 for the first quarter of 2002 despite an increase in average invested assets. The annualized average return on investments was 4.0% for the first quarter of 2003 compared to 4.9% for the first quarter of 2002. Service fees for the first quarter were $614,033, an increase of 15.9% over the year earlier total of $529,742, reflecting increases in premium installment plan service fees.

         The Company will hold a conference call on Wednesday April 16, 2003, beginning at 11:00 A. M. Eastern Time. You may participate in the conference call by calling 1-800-915-4836. An instant replay of the conference call will be available until April 23, 2003, by calling 1-800-428-6051 (Passcode I. D. # 289227).

         All statements contained in this release that are not historic facts are based on current expectations. Such statements are forward-looking (as defined in the Private Securities Litigation Reform Act of 1995) in nature and involve a number of risks and uncertainties. Actual results may vary materially. The factors that could cause actual results to vary materially include: The ability of the Company to maintain profitable operations, the adequacy of the Company's reserves for losses and loss adjusting expenses, business and economic conditions in the Company's primary operating areas, competition from various insurance and non-insurance businesses, the effects of terrorism, changes in regulatory requirements, and other risks that may be described from time to time in the reports the Company files with the Securities and Exchange Commission. Undue reliance should not be placed on any such forward-looking statements.

         Donegal Group Inc. is a regional property-casualty insurance holding company doing business in 14 Mid-Atlantic and Southern states through its insurance subsidiaries Atlantic States Insurance Company and Southern Insurance Company of Virginia.




                                 (Tables Follow)

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                                                                   Quarter Ended March 31
                                                -------------------------------------------------------------

                                                            2003                              2002
                                                ----------------------------- -------------------------------

Net premiums earned                                        $47,928,881                     $45,452,260
Investment income,
     net of investment expenses                              3,364,518                       3,730,304
Realized investment gains (losses)                           (130,480)                         126,778
Total revenues                                              52,185,419                      50,034,046

Net income                                                  $3,844,432                      $2,180,716

Net income per common share
     Basic                                                    $   0.42                        $   0.24
     Diluted                                                  $   0.41                        $   0.24



                        Consolidated Statements of Income
                (unaudited; in thousands, except per share data)

                                                                   Quarter Ended March 31
                                                -------------------------------------------------------------

                                                            2003                              2002
                                                ------------------------------ ------------------------------

Net premiums earned                                          $ 47,929                         $ 45,452
Investment income,
     net of investment expenses                                 3,364                            3,730
Realized investment gains (losses)                              (131)                              127
Lease income                                                      203                              195
Service fees                                                      614                              530
Other income                                                      206                               -
                                                             --------                         --------                 -
     Total revenues                                          $ 52,185                         $ 50,034
                                                             --------                         --------

Losses and loss expenses                                       31,850                           31,298
Amortization of deferred policy
     acquisition costs                                          7,442                            7,385
Other underwriting expenses                                     7,023                            7,112
Other expenses                                                    331                              502
Dividends                                                         242                              466
Interest                                                          215                              325
                                                             --------                         --------
     Total expenses                                            47,103                           47,088
                                                             --------                         --------

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Income before income taxes                                      5,082                           2 ,946
     Income tax expense                                         1,238                              765
                                                             --------                         --------
Net income                                                   $ 3,844                           $ 2,181
                                                             --------                         -------
Net income per common share
     Basic                                                   $  0.42                           $  0.24
                                                             --------                         --------
     Diluted                                                 $  0.41                           $  0.24
                                                             --------                         --------


    Supplementary Financial Analysts' Data

Weighted average number of
   shares outstanding
     Basic                                                  9,210,402                        9,030,160
                                                            ---------                        ---------
     Diluted                                                9,330,855                        9,124,525
                                                            ---------                        ---------

Net written premiums                                         $ 50,340                         $ 48,315
                                                             --------                         --------

Book value per common share                                  $  14.91                         $  13.51
                                                             --------                         --------





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                           Consolidated Balance Sheet
                            (unaudited; in thousands)
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                                                                March 31,                     December 31, 2002
                                                                  2003                        -----------------
                                                               ----------


ASSETS
Investments:
     Fixed Maturities:
     Held to maturity, at amortized
cost                                                                  $ 91,675                      $ 86,702
     Available for sale, at fair value                                 195,274                       194,732
     Equity securities, at fair value                                   23,550                        21,836
     Short-term investments, at
                 cost, which approximates fair
                 value                                                  32,107                        29,029
                                                                        ------                        ------
                  Total investments                                    342,606                       332,299
Cash                                                                     4,924                         1,125
Premiums in course of collection                                        27,725                        26,287
Reinsurance receivable                                                  77,539                        83,207
Accrued investment income                                                3,579                         3,815
Deferred policy acquisition costs                                       14,736                        14,567
Prepaid reinsurance premiums                                            29,307                        27,854
Property and equipment, net                                              4,250                         4,430
Deferred income taxes                                                    7,276                         6,956
Other assets                                                             1,612                         678
                                                                     -----------                   ---------
                  Total assets                                       $ 513,554                     $ 501,218
                                                                     =========                     =========


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Unpaid losses and loss
                 settlement expenses                                 $ 210,708                     $ 210,692
     Unearned premiums                                                 124,867                       121,002
     Accounts payable and accrued                                        6,152                         6,584
               expenses
     Debt                                                               19,800                        19,800
     Due to affiliates                                                   4,441
                                                                                                       4,080
     Other liabilities                                                   9,974
                                                                     -----------                   ---------
                                                                                    5,877
                  Total liabilities                                    375,942                       368,035
Shareholders' equity:
     Preferred stock

     Class A common stock                                                   63                            63
     Class B common stock                                                   30                            30
     Additional paid-in capital                                         61,254                        60,652
     Accumulated other comprehensive                                     4,896                         4,912
                   Income
     Retained earnings                                                  72,261                        68,418
     Treasury stock, at cost                                             (892)                         (892)

Total shareholders' equity                                             137,612                       133,183
                                                                     -----------                   ---------
Total liabilities and shareholders' equity                           $ 513,554                     $ 501,218
                                                                     =========                     =========
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